UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2014
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA    93624

(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Definitive Material Agreement.

On December 19, 2014, S&W Seed Company, a Nevada corporation (the "Registrant") entered into an Asset Purchase and Sale Agreement (the "Asset Purchase Agreement"), by and between the Registrant and Pioneer Hi-Bred International, Inc., an Iowa corporation ("Pioneer"), pursuant to which the Registrant will acquire Pioneer's alfalfa production and research facility assets, as well as alfalfa germplasm, and the Registrant will assume certain liabilities related thereto.

The Asset Purchase Agreement provides for total consideration to be paid by the Registrant of up to $42 million, including $27 million in cash at closing, $10 million in the form of a promissory note (the "Promissory Note") to be issued by the Registrant, the principal amount of which may be increased by up to $5 million through potential earn-outs. The Promissory Note will have a three-year term, bear interest at 3% per annum, and be interest only until maturity, at which time the principal and any remaining interest will become due and payable.

The closing of the transactions contemplated by the Asset Purchase Agreement is conditioned on the Registrant having obtained (on terms and conditions satisfactory to it) all of the financing it needs in order to pay the cash portion of the consideration payable at closing.

The Asset Purchase Agreement also includes customary representations, warranties and covenants by the parties and customary termination provisions including that, subject to the terms of the Asset Purchase Agreement, either party may terminate the Asset Purchase Agreement if the transaction has not been consummated by December 31, 2014. Additionally, either party may terminate the Asset Purchase Agreement if the other party has materially violated or breached any representation, warranty, covenant, obligation or agreement which renders impossible the satisfaction of any of the conditions to closing set forth in the Asset Purchase Agreement.

The Registrant does not have any material relationship with Pioneer, other than with respect to the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
2.1

Asset Purchase and Sale Agreement, dated December 19, 2014, between S&W Seed Company and Pioneer Hi-Bred International, Inc. *

Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Asset Purchase and Sale Agreement to the Securities and Exchange Commission upon request.

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* Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: December 29, 2014

EXHIBIT INDEX

Exhibit	Description
2.1

Asset Purchase and Sale Agreement, dated December 19, 2014, between S&W Seed Company and Pioneer Hi-Bred International, Inc. *

Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Asset Purchase and Sale Agreement to the Securities and Exchange Commission upon request.

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* Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.